UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2017

Lightstone Value Plus Real Estate Investment Trust V, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701
(Address of principal executive offices)
(Zip Code)

(888) 808-7348
(Registrant’s telephone number, including area code)

Behringer Harvard Opportunity REIT II, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 20, 2017, Lightstone Value Plus Real Estate Investment Trust V, Inc. (the “Company”) filed Articles of Amendment to the Company’s Third Articles of Amendment and Restatement with the Maryland State Department of Assessments and Taxation to effect a change of its name from “Behringer Harvard Opportunity REIT II, Inc.” to “Lightstone Value Plus Real Estate Investment Trust V, Inc.” The Articles of Amendment, which were effective upon filing, are included as Exhibit 3.1 to this Current Report and are incorporated in this Item 5.03 by reference.

Item 8.01	Other Information.

The Board of Directors of the Company has set September 18, 2017 as the date for the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). The Board has also set the close of business on July 26, 2017 as the record date for determining stockholders entitled to receive notice of and to vote at the 2017 Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment of the Company

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightstone Value Plus Real Estate Investment Trust V, Inc.

Dated: July 24, 2017	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President – Legal, General Counsel, and Secretary

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Exhibit Index

Exhibit No.	Description
3.1	Articles of Amendment of the Company

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